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                                                                   EXHIBIT 5.1


                             ________________, 1997


The Robinson-Humphrey Company, Inc.
A.G. Edwards & Sons, Inc.
        As Representatives of the Several Underwriters
        named in Schedule I to the Underwriting Agreement
c/o The Robinson-Humphrey Company, Inc.
Atlanta Financial Center
3333 Peachtree Road, NE
Atlanta, Georgia  30326


Gentlemen:

       We have acted as special counsel to US Unwired Inc., a Louisiana corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to (i) the sale of 1,700,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share, pursuant to an underwriting agreement dated __________, 1997 (the "Underwriting Agreement") between the Company, The Robinson-Humphrey Company, Inc. and A.G. Edwards & Sons, Inc., as representative of the several underwriters named in Schedule I thereto (the "Underwriters") and (ii) the option granted by the Company to the Underwriters pursuant to the Underwriting Agreement to purchase up to 255,000 additional shares of Common Stock (the "Additional Shares"). This opinion is rendered with respect to the closing today of the purchase of the Firm Shares by the Underwriters.

       In connection with rendering the opinions expressed below, we have examined and relied upon the registration statement on Form S-1 (Registration No. 33-15783) filed by the Company with the Commission on November 6, 1996, as amended by Amendments Nos. 1 and 2 thereto filed by the Company with the Commission on December 20, 1996 and January 17, 1997, respectively (including information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b)(1) under the Act and deemed by virtue of Rule 430A under
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The Robinson-Humphrey Company, Inc.
A.G. Edwards & Sons, Inc.
February __, 1997
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the Act to be part of the registration statement at the time it was declared effective, being hereinafter referred to as the "registration Statement"), the final prospectus in the form filed with the Commission pursuant to Rule 424(b)(1) under the Act (the "Prospectus"), the Underwriting Agreement, and the corporate records of the Company including without limitation its Amended and Restated Articles of Incorporation and By-laws, its stock records and records of the proceedings of its shareholders and its Board of Directors and committees thereof. We have also relied upon factual representations made by the Company in the Underwriting Agreement and upon such other documents, records, certificates and other instruments, including certificates of public officials and officers of the Company, copies of which have been furnished to you.

       In our examination of such documents, we have assumed: (i) that the Underwriting Agreement has been duly authorized, executed and delivered by the parties thereto other than the Company; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies; (iv) the accuracy and completeness of all corporate records made available to us by the Company; and (v) the genuineness of all signatures and documents examined by us, all of which are assumptions that we have not independently verified.

       The opinions rendered herein are specifically limited to Louisiana and United States law.

       Based upon the foregoing, we are of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, has all requisite corporate power and authority to own or hold, under lease or otherwise, its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the character of the property owned or leased by it makes such qualification necessary and where the failure to qualify or be in good standing would have a material adverse effect on the business, operations, condition (financial or other) or properties of the Company.

       2. The Company has the requisite corporate power to enter into the Underwriting Agreement and all contracts described in the Prospectus and included as exhibits to the Registration Statement, as well as to issue, sell and deliver the Firm Shares to be issued and sold by it and to consummate the transactions contemplated thereby; the Underwriting Agreement and the performance of the Company's obligations thereunder have been duly authorized by the
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The Robinson-Humphrey Company, Inc.
A.G. Edwards & Sons, Inc.
February __, 1997
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Company and the Underwriting Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties to the Underwriting Agreement, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that: (i) enforcement of the Underwriting Agreement may be limited by an applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally,
(ii) the availability of equitable remedies may be limited by principles of equity, and (iii) rights to indemnification and contribution thereunder may be limited by applicable laws and the policies embodied therein.

       3. Except for permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions (upon which we express no opinion) and except such as have been obtained under the Act, and except as may be required by the NASD, to our knowledge after due inquiry, no consent, approval, authorization, registration, permit or order of any court, regulatory body, administrative agency or other governmental body is required for the valid execution, delivery and performance of the Underwriting Agreement and the transactions contemplated thereby and the valid issuance and sale of the Firm Shares by the Company as contemplated by the Underwriting Agreement.

       4. The authorized, issued and outstanding capital stock of the Company at September 30, 1996 was as set forth under the caption
"Capitalization" in the Prospectus, and the outstanding shares of Common Stock of the Company have been validly authorized and issued, are fully paid and nonassessable, and are free of preemptive rights.

       5. The shares of capital stock of the Company (including the Firm Shares) conform in all material respects with the statements in the Prospectus concerning them under the caption "Description of Capital Stock" and, to our knowledge after due inquiry, there are no outstanding options, warrants, convertible securities or other rights to acquire from the Company any capital stock, except as described in the Registration Statement.

       6. The unissued Firm Shares to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized and when delivered against payment therefor as provided therein will be validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and upon such delivery, good and marketable title to such Firm Shares, free and clear of all liens, encumbrances, security interests, equities or claims, will pass to the Underwriters (other than any liens, encumbrances, security interests, equities or claims
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The Robinson-Humphrey Company, Inc.
A.G. Edwards & Sons, Inc.
February __, 1997
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imposed by any Underwriter and assuming the Underwriters are purchasers in good faith without notice of any adverse claim); there are no restrictions known to us upon the voting or transfer of any of the currently outstanding shares of capital stock of the Company (including the Firm Shares), except such restrictions as are described in the Prospectus or as may be imposed by federal and state securities laws.

       7. The Registration Statement and the Prospectus (other than the financial statements and the notes thereto and other financial and statistical data and schedules included therein, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act; the contracts and other documents filed as exhibits to the Registration Statement and summarized in the Prospectus are accurately and fairly summarized therein to the extent required in all material respects; and we do not know, after due inquiry, of any contract or other documents of a character required to be described in the Prospectus or in the Registration Statement or required to be filed as an exhibit to the Registration Statement that are not filed or described as required.

       8. The Registration Statement has become effective under the Act and, to our knowledge, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, or threatened, by the Commission.

       9. None of the execution and delivery of the Underwriting Agreement, the performance thereof by the Company, the sale of the Firm Shares by the Company, nor the compliance by the Company with the provisions of the Underwriting Agreement will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (with the passage of time or otherwise), or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any currently existing indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to us, after due inquiry, to which the Company is a party, or to which the Company or any of its properties or assets are subject (which conflicts, breaches, violations or defaults would have a material adverse effect on the Company and which have not been waived or cured), nor will such action result in a violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute (other than state securities or Blue Sky laws as to which we express no opinion), or to our knowledge, any judgment, order, rule regulation or decree of any governmental instrumentality or court having jurisdiction over the
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A.G. Edwards & Sons, Inc.
February __, 1997
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Company or any of its properties or assets which violation would have a material adverse effect on the Company.

       10. To our knowledge, after due inquiry, there are no legal actions, suits, or governmental proceedings to which the Company is a party pending or threatened before any court or governmental agency, authority or body which, if determined adversely to the Company, individually or in the aggregate is of a character required to be disclosed in the Registration Statement and in the Prospectus, which has not been properly disclosed therein.

       11. To our knowledge, after due inquiry, the Company holds and is operating in compliance in all material respects with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business, and all such licenses are valid and in full force and effect, except in each case where the failure to hold or operate in compliance with any such franchises, grants authorizations, licenses, permits, easements, consents and orders would not have a material adverse effect on the business or operations of the Company.

       12. To our knowledge, after due inquiry, except as disclosed in the Registration Statement and Prospectus, no person has any right to the registration of any security of the Company by reason of the Company's filing of the Registration Statement with the Commission or the consummation of the transactions contemplated by the Underwriting Agreement or otherwise.

       13. To our knowledge, after due inquiry, the Company is not in violation of its Articles of Incorporation or in violation of its Bylaws where such violation would have a material adverse effect on the Company, and to our knowledge, after due inquiry, the Company is not, except as disclosed in the Registration Statement or Prospectus, (i) in breach or violation of any order, writ injunction or decree of any government, governmental instrumentality or court, domestic or foreign, known to us, where such breach or violation would have a material adverse effect on the financial condition or results of operations of the Company; (ii) in conflict with or in violation of any law, rule or regulation of the United States or any state in which its business operations are conducted, where such conflict or violation would have a material adverse effect on the financial condition or results of operations of the Company; (iii) in breach or violation of, or in default under, and no event has occurred which with lapse of time, notice or both would constitute a default under, or result in the creation or imposition of a material lien, charge or encumbrance upon its property or assets, pursuant to any instrument, contract,
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The Robinson-Humphrey Company, Inc.
A.G. Edwards & Sons, Inc.
February __, 1997
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purchase order, indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, or any of its properties may be bound or affected, where such breach, violation or default would have a material adverse effect on the financial condition or results of operations of the Company.

       In accordance with our understanding with the Company as to the scope of our representation as special counsel for the Company in connection with the offering of the Firm Shares, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, and you and your counsel, at which the contents of the Registration Statement and Prospectus were discussed and, although we are not passing upon, do not assume responsibility for, and have not verified the accuracy, completeness or fairness of the statements contained in, the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Company) and without independent check or verification, nothing has come to our attention that leads us to believe either (i) that the Registration Statement, at the time it became effective or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which there were made, not misleading; or (ii) that the Prospectus, as of the date the Registration Statement became effective or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we express no opinion with respect to the financial statements, notes and schedules and other financial or statistical data included in the Registration Statement or the Prospectus.

       With respect to matters stated to be true to our knowledge, our opinion is based on such information as has come to our attention in the course of our representation of the Company, and we have made no independent investigation with respect thereto.
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The Robinson-Humphrey Company, Inc.
A.G. Edwards & Sons, Inc.
February __, 1997
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       This opinion is furnished to you solely for the benefit of the
Underwriters and may not be otherwise used, circulated, quoted or referred to without our prior written consent.

                                         Very truly yours,




                                         CORRERO FISHMAN HAYGOOD
                                         PHELPS WEISS WALMSLEY & CASTEIX, L.L.P.